Exhibit 10.15

MASTER MORTGAGE LOAN WAREHOUSING

AND SECURITY AGREEMENT

THIS MASTER MORTGAGE LOAN WAREHOUSING AND SECURITY AGREEMENT (the “Agreement”) is made and is effective as of April 1, 2004 by and between FIRST COLLATERAL SERVICES, INC., a corporation organized under the laws of Delaware (“Lender”) and Lumina Mortgage Company, Inc., a corporation organized under the laws of North Carolina (the “Company”):

AGREEMENT

1. MORTGAGE WAREHOUSING LINE OF CREDIT.

(a) Credit Limit. On the terms and subject to the conditions set forth herein and in the Commitment Letter, Lender agrees that it shall, from time to time, to the Maturity Date (as that term and capitalized terms not otherwise defined herein are defined in Section 14 below), make loans (the “Loans” or a “Loan”) to the Company in principal amounts not to exceed, in the aggregate at any time outstanding, the Credit Limit, less amounts, if any, outstanding under the Additional Credit Facilities.

(b) Procedure for Request and Making of Loans. The Company shall before each proposed date for funding a Loan or Loans complete and deliver a Loan Request in the form of Exhibit I hereto, or such other format as may be specified in the Commitment Letter, and the accompanying required documents to Lender as defined in the Commitment Letter and certify that the loan described in the Loan Request is an Eligible Mortgage Loan. It is expressly agreed that Lender may from time to time fund Loans hereunder by issuance of a cashier’s check or wire transfer, or by honoring drafts drawn against the Draft Account, each such cashier’s check or wire transfer, or draft drawn against the Draft Account constituting a “Loan” for all purposes hereof. Company hereby covenants and agrees that Lender shall not be liable for transfer of funds to an incorrect account number, street address, or beneficiary, supplied by Company, or failure of transfer due to circumstances beyond the control of Lender. Company agrees to indemnify Lender and hold Lender harmless from any claims or liabilities arising out of such mistake or error or failure of transfer due to circumstances beyond the control of Lender.

(c) Book Account. The Lender shall maintain an account on its books of all Loans made to the Company and not yet repaid. The obligation of the Company to repay the Loans shall be evidenced by this account, and the outstanding amount shall be known as the “Book Account Amount.” Not more frequently than once each month, Lender shall provide a statement of account containing the Book Account Amount to the Company setting forth the unpaid balance of Loans outstanding hereunder, which statement shall be deemed conclusively correct and accepted by the Company unless the Company notifies Lender in writing to the contrary within ten (10) business days following delivery of such statement to the Company. Lender may provide this statement of account by a posting to its Internet Services Web Site, as set forth in Section 9 below, and such posting shall constitute delivery.

(d) Interest. The Company shall pay to Lender interest on Loans outstanding hereunder from the date disbursed (or, in the case of drafts, honored) to but not including the date of payment, calculated on the principal amount of Loans outstanding hereunder during the monthly interest computation period at the Prevailing Interest Rate. Interest, fees and charges are due and payable upon receipt by the Company of a monthly billing provided by Lender to the Company or upon the posting of the monthly billing to its Internet Service Web Site, commencing upon receipt or posting of the first such billing. Interest is delinquent if not received by Lender on or before the 20th day of the month (or if the 20th is a Saturday, Sunday or holiday, the next succeeding business day). A late charge equal to a per annum rate of four (4%) percent above the Prevailing Interest Rate shall be assessed on the amount of the delinquent interest from the 20th day of the month (or if the 20th is a Saturday, Sunday or holiday, the next succeeding business day) to but not including the date payment in the amount billed to the Company by Lender is received by Lender.

(e) Principal. All Loans hereunder, including loans made in excess of the Credit Limit, with interest, fees and charges accrued and unpaid thereon, shall be payable in full on the Maturity Date, unless otherwise expressly extended or renewed in writing by Lender. Company may at any time prepay outstanding principal under the Loans, in whole or in part, without payment of any pre-payment penalty or premium, and such prepaid sums shall thereafter be available to be reborrowed by Company under the terms and conditions of this Agreement. In addition, Loans shall become payable as set forth in subsections (f) and (g) below, and as otherwise provided in this Agreement.

(f) Take-Out Purchase. Company shall provide to Lender at the time of each Loan a Take-Out Purchase Commitment at a specified price and from a Qualified Take-Out Purchaser except as otherwise provided in the Commitment Letter. Company may at any time repay any Loan at the Book Account Amount or substitute another Qualified Take-Out Purchaser to purchase the Mortgage Loan at the Book Account Amount. The Company shall receive the excess of the amount paid by any such Purchaser to purchase a Mortgage Loan (the “Take-Out Purchase Price”) received by Lender in excess of the Book Account Amount after subtraction of all obligations due and outstanding from Company to Lender on account of the Mortgage Loan purchased and any other amounts then due, owing and unpaid. Company shall itself repay any Mortgage Loan at the Book Account Amount and pay any shortfall to Lender if the Take-Out Purchaser fails to purchase the Mortgage Loan by the date specified in the original Loan Request. Company shall itself, upon the demand of Lender, immediately repay any Loan at the Book Account Amount if said Mortgage Loan ceases at any time to qualify as an Eligible Mortgage Loan. Lender shall deliver Mortgage Loans to the Qualified Take-Out Purchaser, specified by Company, by a bailee letter substantially in the form attached to this Agreement as Exhibit II. Company guarantees payment by the Qualified Take-Out Purchaser and agrees that delivery of Mortgage Loans to the Qualified Take-Out Purchaser under the bailee letter shall be at the risk of Company and Lender shall assume no liability for loss caused by late delivery of said Mortgage Loans or for any other cause. If for any reason the Qualified Take-Out Purchaser fails to remit all or part of the Take-Out Purchase Price to Lender when due under the bailee letter, Company shall forthwith remit the balance or all of the Book Account Amount to Lender and Lender shall assign its rights under the bailee letter to Company.

(g) Payment Upon Expiration of Warehouse Period. The Company shall pay to Lender all Loans, including interest, fees and charges accrued and unpaid thereon, within the Permissible Warehouse Period. In the event any Loan remains outstanding after the Permissible Warehouse Period has ended, such Loan will be immediately due and payable.

(h) Nature and Place of Payments. All payments made on account of the Obligations shall be made in lawful money of the United States of America in immediately available funds. If any payment required to be made by Company hereunder becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension. Payments required to be made hereunder shall be made to Lender at its office in Concord, California, or at such other place as Lender may designate.

(i) Post-Maturity Interest. Any Obligations not paid when due (whether at the stated Maturity Date, upon acceleration or otherwise) shall bear interest from the date due until paid in full at a per annum rate equal to four percent (4%) above the Prevailing Interest Rate.

(j) Fees. The Company shall pay to Lender promptly the Required Fees upon delivery of a statement of account or acceleration.

(k) Computation. All computations of interest and fees payable here under shall be based upon a year of 360 days for the actual number of days elapsed.

2. SECURITY; GUARANTIES.

(a) Grant of Security Interest. Company hereby pledges and grants to Lender a first and prior security interest in all of its right, title, and interest in the property described in Section 2.(b) below (collectively and severally, the “Collateral”), to secure payment and performance of the obligations described in Section 2(c) below (collectively and severally, the “Obligations”).

(b) Collateral. The Collateral shall consist of all now existing and hereafter arising right, title and interest of Company in, under and to each item of Collateral described on Schedule 1 attached hereto, together with all property that Company delivers to Lender.

(c) Obligations. The Obligations secured by this Agreement shall consist of any and all debts, obligations and liabilities of Company to Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred).

(d) Guaranties, etc. As additional support for the Obligations, the Company agrees to obtain and cause to be executed and delivered to Lender such guaranties, tangible net worth, maintenance agreements, and such additional security agreements as Lender may request, as set forth more particularly from time to time in the Commitment Letter (the “Additional Collateral Documents”).

(e) Further Documents. The Company agrees to execute and deliver or to cause to be executed and delivered to Lender from time to time such confirmatory or supplementary security agreements, financing statements or other documents, instruments or agreements as Lender may, in its sole discretion, request, which are in Lender’s judgment necessary or appropriate to obtain for Lender the benefit of the Collateral and the Additional Collateral Documents, and authorizes Lender to file such UCC financing statements and amendments in the filing officers of the various states that Lender deems necessary and appropriate to perfect its security interests. Company agrees that any taxes due on account of such filing shall be paid by Company.

(f) Release and Substitution of Collateral. Unless and until there shall have occurred an Event of Default or Potential Default under this Agreement, upon the written request of Company, Mortgage Loans may in Lender’s absolute discretion be reassigned and returned to Company by Lender (or, if requested by Company, Lender shall execute and deliver to the Company a release, which may be complete or partial, of its interest in said Mortgage Loans) following receipt by Lender of such written request, and said Mortgage Loans shall not be further subject to the restrictions of this Agreement, after the pledge, assignment and delivery to Lender by Company of Eligible Collateral acceptable to Lender in its sole discretion, in substitution for the Mortgage Loan requested to be released. Any such substituted Eligible Collateral shall be accompanied by the documents and information required for and shall meet all other requirements of Eligible Collateral. Any reassignment or release by Lender shall be without representation or warranty by, and without recourse to, Lender.

3. CONDITIONS TO MAKING A LOAN.

(a) First Loan. As conditions precedent to Lender’s obligation to make the first Loan hereunder:

(1) The Company shall have delivered to Lender, in form and substance satisfactory to Lender:

(i) A duly executed copy of the Commitment Letter;

(i) A duly executed copy of this Agreement;

(ii) Duly executed copies of the Additional Collateral Documents and all other security agreements, financing statements, control agreements, intercreditor agreements, subordination agreements, and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by Lender, in its sole discretion, to create in favor of Lender a perfected first security interest in and lien upon the Collateral; and

(iii) Such credit applications, financial statements, corporate borrowing resolutions, certificates of authority, and authorizations and such information concerning the Company, any Guarantors or its or their business, operations, and conditions (financial and otherwise) as Lender may request.

(2) All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

(3) All documentation in connection with the transactions contemplated by the Loan Documents, including, without limitation, documentation for organizational and legal proceedings, shall be satisfactory in form and substance to Lender and its counsel.

(b) All Loans. As conditions precedent to Lender’s obligation to make any Loan hereunder, including the first Loan, the Company shall have delivered a Loan Request and any required documents to Lender; and, at and as of the date of the Loan Request and the date of funding thereof Company represents and warrants:

(1) The representations and warranties of the Company contained in the Loan Documents shall be true and complete in all material respects;

(2) There shall not have occurred an Event of Default or Potential Default; and

(3) Following the funding (or, in the case of drafts, honor) of any of the requested Loan, the aggregate Loans outstanding hereunder shall not exceed the limitations of Section (1)(a) above.

By requesting Lender to make any Loan hereunder, the Company shall be deemed to have represented and warranted the truthfulness and completeness of the statements set forth in subsections (b)(1) through (b)(3) above.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to Lender to enter into this Agreement and to make Loans as provided herein, the Company represents and warrants to Lender that:

(a) Take-Out Purchase Commitment. Each Take-Out Purchase Commitment is a bona fide current, unused and unexpired commitment made by a Qualified Take-Out Purchaser, under which said Person agrees, prior to or on the expiration thereof, upon the satisfaction of certain terms and conditions therein, to acquire such Loan, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

(b) Financial Condition. The financial statements of the Company, respectively dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to Lender, are complete and correct and present fairly the consolidated and consolidating financial condition of the Company and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and changes in financial position for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Neither the Company nor any of its consolidated Subsidiaries have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is material and which is not reflected in such financial statements, including the notes related thereto.

(c) No Change. Since the Statement Date and the Interim Date there has been no material adverse change in the business, operations, assets or financial or other condition of the Company or of the Company and its consolidated Subsidiaries taken as a whole, or of the Company’s parent organization or of the Guarantors of Company.

(d) Existence; Compliance with Law. The Company and each Subsidiary:

(1) Is duly organized, validly existing and in good standing as a legal entity under the laws of the state of its organization and each jurisdiction in which its ownership of property or conduct of business requires such qualification;

(2) Has the power and authority and the legal right to own and operate its property and to conduct its business in the manner in which it does and proposes so to do; and

(3) Is in compliance with all Requirements of Law.

(e) Power; Authorization; Enforceable Obligations. The Company has the power and authority and the legal right to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary action to authorize such borrowing on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have each been duly executed and delivered on behalf of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(f) No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirements of Law or any Contractual Obligation of the Company.

(g) No Material Litigation. Except as disclosed by the Company to Lender in writing prior to the date of the Commitment Letter, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of the Company’s or any such Subsidiary’s properties or revenues which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of the Company or any Subsidiary.

(h) Taxes. The Company and each Subsidiary have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

(i) Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Parents, Affiliates, and Subsidiaries. The Company has delivered to Lender an accurate and complete list of all existing Parents, Affiliates, and Subsidiaries of the Company, their respective jurisdictions of organization, the percentage of ownership by or in the Company or other Parents, Affiliates, or Subsidiaries and all of the issued and outstanding shares of capital stock, memberships, or other interests, of the Parents, Affiliates, and Subsidiaries have been duly authorized and issued and are fully paid and nonassessable.

(k) Federal Reserve Board Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” of any “margin stock” within the respective meanings of such terms under Federal Reserve Board Regulation U. No part of the proceeds of any Loan issued hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

(l) ER1SA. The Company and each Subsidiary are in compliance in all material respects with the requirements of ER1SA and no Reportable Event has occurred under any Plan maintained by the Company or any Subsidiary.

(m) Securities Acts. Company has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Mortgage Loans under the Loan Documents.

(n) Pension Liabilities. The Company has no existing or contingent liabilities for pensions or to the PBGC which are not reflected in full on the Company’s liabilities in the financial statement on the Statement Date and the Interim Date.

(o) Owner of Collateral. The Company is the sole owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the sole owner thereof);

(p) Existence of Security Interests. Except as for security interests in favor of Lender, no Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral;

(q) Accurate Information. All information heretofore, herein or hereafter supplied to Lender by or on behalf of Company with respect to the Collateral is accurate and complete;

(r) Eligible Collateral. Each item of Collateral delivered to Lender hereunder is, at the date of delivery, Eligible Collateral; and

(s) Funding Loans To Closing Agent. The funding for all Loans shall be delivered by Lender to a Closing Agent selected by the Company. The Company shall have satisfied itself as to the character, standing, integrity and ability of any Closing Agent to competently close a Loan. The delivery of Loan funds by Lender to a Closing Agent shall constitute a disbursement under this Agreement and the Loan funds shall be used only for funding the Eligible Mortgage Loan described in the Loan Request. If for any reason such Mortgage Loan is not funded, Company shall direct and cause the Closing Agent to return and pay the Loan funds immediately to Lender. If the Company receives any such Loan funds, it shall hold the funds in trust for Lender and immediately return and pay such Loan funds to Lender.

5. AFFIRMATIVE COVENANTS. The Company hereby covenants and agrees with Lender that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder, the Company shall:

(a) Financial Statements. Furnish to Lender:

(1) Within ninety (90) days after the last day of each fiscal year, Company shall deliver to Lender financial statements (consolidated and consolidating) prepared by a firm of independent certified public accountants acceptable to Lender in its sole discretion, showing the financial position of the Company and its Subsidiaries on such date and the related consolidated and consolidating statements of operations, changes in stockholders’ equity and cash flow for the year ended on such date. Company shall certify that the Company has responsibility for the preparation, integrity and reliability of the financial statements and related financial information, that the financial statements were prepared in accordance with GAAP and prevailing practices of the mortgage banking industry and include necessary judgments and estimates by management.

The independent public accountants shall certify that they have audited the financial statements in accordance with GAAP and shall express the opinion that the financial statements present fairly in all material respects the consolidated and consolidating position of the Company and its subsidiaries as of the date of the financial statement and the results of operations, cash flows and consolidated and consolidating financial position of Company in conformity to GAAP.

(2) Within forty-five (45) days after the last day of each of the Company’s first three (3) fiscal quarters, Company shall submit to Lender consolidated financial statements showing the consolidated financial position and results of operations of the Company and its Subsidiaries as of and for the period from the beginning of the current fiscal year to such date.

(b) Reports; Other Information. Furnish or cause to be furnished to Lender:

(1) Promptly, such financial and other information, including, without limitation, financial statements and/or personal income tax returns of Guarantors, as Lender may from time to time reasonably request.

(2) A certification in form and with content satisfactory to Lender upon the delivery of this executed Agreement and at such other times as requested by Lender, that the Company in making Mortgage Loans, that are characterized as sub-prime loans, on which it seeks advances from Lender, complies with the “Best Practices” for sub-prime lending as promulgated by the Mortgage Bankers Association of America, the American Financial Services Association Statement of Voluntary Standards for Consumer Mortgage Lending, or an equivalent statement of lending practices, including such controls and training as may be necessary for reasonable compliance.

(c)Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, defaulted or accelerated, as the case may be, all its Indebtedness, except Indebtedness (other than Obligations) being contested in good faith and for which provision is made to the satisfaction of Lender for the payment thereof in the event the Company is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company.

(d) Maintenance of Existence. Maintain all rights, privileges, licenses, approvals and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law.

(e) Fidelity Bonds and Insurance. Maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in form and substance satisfactory to Lender, with loss payable to Lender, and with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to a Mortgage Loan who handle funds, money, documents and papers relating to a Mortgage Loan. Any such fidelity bond and errors and omissions insurance shall protect and insure Company and Lender against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the greater of $300,000.00 or the amounts required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers’ and Servicers’ Guide, or by FHLMC in Section 6.402 or 6.403 of the FHLMC Sellers’ and Servicers’ Guide. Upon request of Lender, Company shall cause to be delivered to Lender a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to Lender. Company shall give Lender written evidence of renewal of such insurance policy thirty days in advance of the expiration date of such policy.

(f) Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, accurate and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit its premises and inspect any of its properties and examine and make abstracts from or copy any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries, with its officers, managers, employees, and its independent certified public accountants and with the Guarantors.

(g) Notices. Promptly give notice to Lender of:

(1) The occurrence of any Event of Potential Default or Event of Default;

(2) Any litigation or proceeding, including but not limited to knowledge of any investigation of the Company by any governmental authority, affecting the Company, any Subsidiary or the Collateral which could have a material adverse effect on the Collateral or the business, operations, property or financial or other condition of the Company or any Subsidiary; and

(3) A material adverse change in the business, operations, property or financial or other condition of the Company or any Subsidiary.

(4) Any change in the name of the Company or its state of its organization.

(h) Expenses. Reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (and fees and disbursements of Lender’s in-house counsel) expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise, in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of this Agreement including, without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under this Agreement or any of the Loan Documents,

(b) collecting any sum which becomes due Lender under this Agreement or any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Lender. For the purpose of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind including, without limitation, any activity taken to collect or enforce any judgment. The obligations of the Company under this Section 5(h) shall survive payment of the Obligations.

(i) Loan Documents. Comply with and observe all terms and conditions of the Loan Documents.

(j) Properties. The Company has good and marketable title to all of its properties and assets and, with the exception of properties acquired by foreclosure or by deed in lieu of foreclosure, none of the assets of the Company is subject to any mortgage, pledge, title retention lien, security interest or encumbrance, except for those expressly permitted herein.

(k) Independence of Covenants. Give independent effect to all covenants hereunder so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of another covenant shall not avoid the occurrence of an Event of Default or Potential Default.

(l) Preservation and Protection of Collateral. Preserve and protect the Collateral as follows:

(1) To deliver promptly to Lender all originals of Collateral or Proceeds including but not limited to chattel paper, instruments or cash.

(2) At all times upon the request of Lender, account fully for and promptly to deliver to Lender, in the form received, all Collateral or proceeds received, endorsed to Lender as appropriate and accompanied by such assignments and powers, duly executed, as Lender shall request, and until so delivered all Collateral and proceeds shall be held in trust for Lender, separate from all other property of Company and identified as the property of Lender;

(3) At the request of Lender, place on each of its records pertaining to the Collateral a legend, in form and content satisfactory to Lender, indicating that such Collateral has been assigned to Lender;

(4) Do all acts that a prudent investor would deem necessary or desirable to maintain, preserve and protect the Collateral;

(5) Pay (or require to be paid) prior to their becoming delinquent all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral;

(6) Appear in and defend, at Company’s cost and expense, any action or proceeding which may affect its title to or Lender’s interest in the Collateral;

(7) Keep accurate and complete records of the Collateral and to provide Lender with such records and such reports and information relating to the Collateral as Lender may request from time to time;

(8) Comply with all laws, regulations and ordinances relating to the origination, possession, operation, maintenance and control of the Collateral;

(9) Give to Lender within ten (10) days after knowledge or notice thereof is obtained by Company written notice of:

(i) Any casualty or loss in excess of $10,000 with respect to any Property,

(ii) Any acceleration or foreclosure (by power of sale or otherwise) of any Mortgage Loan, or

(iii) Any other event which might materially change any of the facts represented or warranted by Company with respect to any Collateral hereunder or otherwise; and

(10) Notify Lender promptly of any item of Collateral which ceases to be Eligible Collateral.

6. NEGATIVE COVENANTS. The Company hereby agrees that, as long as any Obligations remain unpaid or Lender has any obligation to make Loans hereunder, the Company shall not, directly or indirectly:

(a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Collateral or, except as disclosed to and approved by Lender in writing, upon any servicing rights of the Company or its rights to payment on account thereof.

(b) Transfers. Surrender or lose possession of (other than to Lender), sell, encumber or otherwise dispose of or transfer any Collateral or rights or interest therein;

(c) Modification of Mortgage Loans. Modify, compromise, extend, rescind or cancel any deed of trust, mortgage, note or other document, instrument or agreement connected with Mortgage Loans pledged under this Agreement or any document relating thereto or connected therewith or consent to a postponement of strict compliance on the part of any party thereto to any term or provisions thereof.

(d) Unlawful Use of Collateral. Use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy or insurance covering the Collateral.

(e) Fundamental Changes. Change the essential nature of its business from that conducted on the date of this Agreement, or enter into any transaction of merger or consolidation or amalgamation, change its name or its state of organization, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, a substantial portion of its business or assets or acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, make any change in its present method of conducting business, or make any change in its existing management structure.

(f) Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted; provided, however, that in no event shall the Company sell, transfer or otherwise dispose of any part of its servicing portfolio without the prior written consent of Lender if the amount so sold, when aggregated with all such transactions within the preceding twelve (12) month period, equals fifteen percent (15%) or more in dollar amount of the Company’s remaining servicing portfolio. In no event shall Company allow any agency such as FNMA, GNMA, FHLMC, or HUD, private investor, or any other party to seize or take control of its servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio.

(g) Dividends, Etc. Declare or pay any dividends or distributions, purchase or otherwise acquire for value any of its capital stock, memberships, or interests, now or hereafter outstanding, or make any distribution of assets to its stockholders, members or partners as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value stock, memberships or interests of the Company, except that the Company may

(1) Declare and deliver dividends and distributions payable in common stock, memberships or interests of the Company, and

(2) Purchase or otherwise acquire shares of its capital stock, memberships, or interests, with the proceeds received from the issue of new shares of its capital stock, memberships or interests, and

(3) Declare or pay cash dividends to its stockholders, members, or partners, and purchase or otherwise acquire shares of its own outstanding capital stock, memberships or interests, for cash in excess of the percentage of net income of the Company and its Subsidiaries as set forth in the Commitment Letter computed on a cumulative consolidated bases.

(h) Equity Base. Permit the Company’s Equity Base to be less than the Minimum Permitted Equity Base at any time.

(i) Tangible Net Worth. Permit the Company’s Tangible Net Worth to be less than the Minimum Permitted Tangible Net Worth at any time.

(j) Debt to Net Worth. Permit the ratio of the Company’s consolidated Debt to its Tangible Net Worth to exceed the Permitted Debt to Net Worth Ratio at any time.

(k) Debt to Equity Base. Permit the ratio of the Company’s consolidated Debt to its Equity Base to exceed the Permitted Debt to Equity Base Ratio at any time.

(l) Permitted Current Ratio. Permit the Company’s Permitted Current Ratio to fall below the limit set in the Commitment Letter at any time.

(m) Guaranties. Guarantee, endorse, assume, become surety for, indemnify or otherwise in any way become or be responsible for the obligations of any other Person except:

(1) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

(2) obligations incurred in connection with the sale of Mortgage Loans owned by Company in the ordinary course of business of Company.

(n) Leases. Enter into or permit to exist any arrangement involving the leasing from any lessor of real or personal property (or any interest therein) except under:

(1) leases of automobiles, office furniture and equipment, and computer and related equipment used in the ordinary course of business of Company; and

(2) leases of offices occupied by Company.

(o) VA Guaranties and FHA Insurance. Commit or suffer to be committed any act which would invalidate the guarantee of the Veterans Administration (“VA”) or insurance by the Federal Housing Administration (“FHA”) or cause any impairment to the validity of or priority of the lien securing any Mortgage Loan pledged to the Lender hereunder, as applicable, or commit or suffer to be committed to any act which would cause Company to no longer be qualified for the guarantee of the VA or the insurance by the FHA.

(p) Maintenance of Qualifications. Commit or suffer to be committed any act which would adversely affect its eligibility to participate as an FHA approved mortgagee, as an approved lender under the VA guarantee program or as an approved seller-servicer of mortgage notes to FNMA, GNMA, and to FHLMC in the FHLMC regions in which it operates, or its eligibility to issue Mortgage-Backed Securities or to service the mortgage pools formed with respect to Mortgage-Backed Securities, as applicable.

(q) Insurance. Allow the fidelity bonds and policies of insurance required under Section 5(e) of this Agreement to lapse for non payment of premiums or for any other reason or fail to renew such bonds or insurance.

7. COLLECTION OF COLLATERAL PAYMENTS, TRANSFER OF SERVICING.

(a) Until there shall occur an Event of Default or Potential Default, Company shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral (“Collateral Payments” or a “Collateral Payment”), including, without limitation, the taking of such action with respect thereto as Lender may request, or, in the absence of such request, as Company may reasonably deem advisable; provided, however, that Company shall not, without the prior written consent of Lender, grant or agree to any rebate, refund, compromise, or extension with respect to any Collateral Payment or accept any prepayment on account thereof. After an Event of Default or Potential Default, upon the request of Lender, Company will, or Lender in its absolute discretion may, notify and direct any party who is or might become obligated to make any Collateral Payment, to make payment thereof to Lender (or to Company in care of Lender) at such address as Lender may designate. Company will reimburse Lender promptly upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees and litigation expenses, incurred by Lender in seeking to collect any Collateral Payment.

(b) If there shall occur an Event of Default or Potential Default, upon the request of Lender, Company will, forthwith upon receipt, transmit and deliver to Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by Company at any time as payment on account of any Collateral Payment) and if such request shall be made, until delivery to Lender, such items will be held in trust for Lender and will not be commingled by Company with any of its other funds or property. Thereafter, Lender is hereby authorized and empowered to endorse the name of Company on any check, draft or other instrument for the payment of money received by Lender on account of any Collateral Payment if Lender believes such endorsement is necessary or desirable for purposes of collection.

(c) Company shall, at the request of Lender, transfer to Lender the servicing of such Mortgage Loans which have been in warehouse beyond the Permissible Warehouse Period and furnish Lender all documentation, deposits, accountings and records in regard to such Mortgage Loans. Lender is specifically authorized to send a “good-bye” letter to the Obligors on such Mortgage Loans on Company’s behalf directing payment to Lender.

(d) Company will indemnify and save harmless Lender from and against all reasonable liabilities and expenses on account of any adverse claim asserted against Lender relating to any moneys received by Lender on account of any Collateral Payment. Such obligation of Company shall continue in effect after and notwithstanding the discharge of the Obligations and the release of the security interest granted in Section 2 above.

8. AUTHORIZED ACTION BY LENDER. Company hereby irrevocably appoints Lender as its attorney-in-fact to do (but Lender shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) at any one time and from time to time any act which Company is obligated by this Agreement to do, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including without limitation, the right to:

(a) Collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on, or on account of, the Collateral;

(b) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;

(c) Insure, process and preserve the Collateral;

(d) Transfer the Collateral to Lender’s own or its nominee’s name by any means, including endorsement or assignment;

(e) Make any compromise or settlement, and take any other action it deems advisable with respect to the Collateral; and

(f) To take all necessary and appropriate action in its name with respect to any Mortgage Loan and the servicing of any Mortgage Loan, including but not limited to, transferring the Mortgage Loan to a Qualified Take-Out Purchaser.

It is further agreed and understood between the parties hereto that such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Lender’s possession, or in the possession of Lender’s custodian; provided, however, that Lender shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the obligations or with respect to the Collateral.

Company further agrees that Lender may at any time and from time to time, but shall not be obligated to, notify any Obligor on any Collateral to make payment directly to Lender.

9. INTERNET SERVICES. Lender may make available from time to time a web site from which the Company can access information pertaining to the account of the Company. At the discretion of Lender, Company may also be able lo give instructions to Lender with regard to that account through the web site. Lender reserves the right to modify or terminate at any time the web site or any particular service offered through the web site. The services offered by Lender shall be referred to as the “Internet Services.” The web site used to provide the Internet Services shall be referred to as the “Internet Services Web Site.”

(a) Setup And Use Of Internet Services.

(1) Requirements. Lender will designate an initial identification number (“ID”) for the Company. After receiving this initial ID, the Company shall replace the initial ID with a new ID of the Company’s choosing. The Company shall also choose the number of additional Ids which it intends to use, up to nine (9) additional possible IDs per Company, and the Company shall have the ability to change this number. The Company shall also choose the IDs for these additional IDs. Lender reserves the right to require the Company to change its ID(s) from time to time for security reasons. The Company must protect its ID(s) against unauthorized use. Any person having access to the Company’s lD(s) will be able to access the Internet Services and perform transactions, including, at a minimum, reviewing information pertaining to the account of the Company. In the event that the Company authorizes someone to use its ID(s) in any manner, its authorization shall be considered unlimited in amount and manner until the Company has notified Lender in writing that it has revoked the authorization and changed its ID(s), and the Company is responsible for any transactions made using such ID(s) until it notifies Lender of such revocation and Lender has had a reasonable opportunity to act upon the change of the ID(s).

(2) Access. The Internet Services Web Site shall be accessible 24 hours a day, seven days a week. The Internet Services Web Site may be inaccessible for a reasonable period on a daily basis for system maintenance. Lender shall not be liable under this Agreement for failure to provide access due to any catastrophic system failure at Lender or at an Internet service provider, or due to other unforeseen acts (including, without limitation, any mechanical, electronic or communications failure).

The Company’s use of the Internet Services shall be determined in the sole discretion of Lender. Subject to applicable law, Lender reserves the right to modify, suspend, or terminate use of the Internet Services at any time and for any reason without notice.

(b) Equipment and Software Requirements.

(1) Requirements. In order to use the Internet Services, the Company will need a the equipment and software as specified from time to time on the Internet Services Web Site, and access to the Internet. The Company is responsible for the set-up and maintenance of its equipment and software. The Company shall also be responsible for the costs of any Internet services provider it chooses to use to access the Internet.

(2) Liabilities. The Company agrees that neither Lender nor any of Lender’s Internet service providers are liable for any damages, direct, indirect, special, consequential or otherwise, including economic, property, personal, or other loss or injury, whether caused by hardware or software or systemwide failure, or resulting from the installation, use, or maintenance of the equipment or software necessary to access the Internet Services Web Site and use the Internet Services. Lender shall bear no liability for any error, damages or other loss the Company may suffer due to malfunction or misapplication of any system the Company uses, the Company’s Internet service provider, the Company’s software, or any equipment the Company may use (including its telecommunications facilities, computer hardware and modem).

The Company shall be liable for the acts or omissions of any Internet service provider it chooses to use to access the Internet while such Internet service provider is transmitting, receiving, storing or handling data as part of the Internet Services, or performing related activities for the Company.

(c) Security Procedures. The Company shall properly use those security procedures which the Lender has designated as reasonably sufficient to ensure that all transmissions of data are authorized and to protect Lender’s and Company’s business records and data from improper access. The Company is responsible for keeping its ID(s), as well as all information pertaining to its account confidential. Lender is entitled to act on transaction instructions received using the Company’s ID(s), and the Company agrees that the use of its lD(s) will have the same effect as its signature authorizing the transaction. If the Company authorizes other persons to use its ID(s) in any manner, its authorization shall be considered unlimited in amount and manner until the Company has notified Lender in writing that it has revoked the authorization and changed its ID(s), and the Company is responsible for any transactions made using such ID(s) until it notifies Lender of such revocation and Lender has had a reasonable opportunity to act upon the change of the ID(s).

(d) Transmission of Instructions.

(1) Proper Receipt. Lender shall have no obligation to perform an instruction until the instruction is accessible to Lender on its computer.

(2) Verification. Upon receipt of any instruction, Lender shall promptly and properly transmit a functional acknowledgment in return, unless otherwise specified. Until such functional acknowledgment is made, Lender shall have no obligation to perform the instruction. A functional acknowledgment shall constitute evidence that the instruction has been properly received.

(3) Performance of Instructions. Upon receipt and verification of an instruction, and subject to the terms of the Agreement, Lender will perform the instruction within the time frame set forth on the Internet Services Web Site. The Company may change or cancel any instruction prior to Lender’s performance by following the procedure set forth on the Internet Services Web Site. Upon proper receipt and verification of any changes to or cancellations of an instruction that Lender receives in accordance with the procedures set forth on the Internet Services Web Site and prior to Lender’s performance of the original instruction, including an acknowledgment by Lender that the subsequent instruction is replacing the original instruction, Lender will exercise best efforts to act upon such changes or cancellations. Instructions properly received and verified after the times set forth on the Internet Services Web Site will not be performed until the next business day.

(4) Garbled Transmissions. If any transmitted data, including the transmission of any instruction, is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the received data) in a reasonable manner. In the absence of such a notice, the originating party’s records of the content of such data shall control. Lender shall not be liable for the failure to comply with any unintelligible or garbled instruction received from the Company. Nor shall Lender be responsible to ensure that any data which it transmits to the Company not be received by the Company in an unintelligible or garbled form.

(e) Unauthorized Transactions. The Company shall notify Lender immediately if it believes that its ID(s) have been lost, stolen, or otherwise used by another person without the Company authorization. To notify Lender, call the customer support phone number displayed in the customer login screen. Lender shall not be liable for any acts or omissions to act undertaken as a result of any instruction received from another person using the Company’s ID(s) prior to the Company notifying Lender that the ID(s) are being used without authorization.

(f) Validity; Enforceability. This paragraph 9 has been included by the parties to evidence their mutual intent to create binding obligations pursuant to the electronic transmission and receipt of data specifying certain instructions. Data properly transmitted pursuant to this paragraph 9 shall be considered, in connection with any transaction, to be a “writing” or “in writing” and shall be deemed for all purposes (a) to have been “signed” and (b) to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business. The parties agree not to contest the validity or enforceability of such signed writings under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby. Such signed writings, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party shall contest the admissibility of such signed writings under either the business records exception to the hearsay rule or the best evidence rule on the basis that the signed writings were not originated or maintained in documentary form.

(g) Other Lender Rights and Obligations; Limitation of Lender’s Responsibilities.

(1) Warranties of Merchantability, Fitness, and Accuracy of Informational Content. YOUR USE OF THE INTERNET SERVICES WEB SITE AND THE INTERNET SERVICES ARE AT YOUR SOLE RISK. THE INTERNET SERVICES WEB SITE AND THE INTERNET SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS. LENDER MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO COMPANY CONCERNING ANY BROWSER OR OTHER SOFTWARE, EQUIPMENT, SERVICE PROVIDER, THE INTERNET SERVICES WEB SITE, THE INTERNET SERVICES OR OTHER SERVICES INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, UNLESS DISCLAIMING SUCH WARRANTY IS PROHIBITED BY LAW.

LENDER MAKES NO WARRANTY THAT THE INTERNET SERVICES WEB SITE OR THE INTERNET SERVICES WILL MEET YOUR REQUIREMENTS OR THAT

THE INTERNET SERVICES WEB SITE OR THE INTERNET SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE, NOR DOES LENDER MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE INTERNET SERVICES. THE COMPANY UNDERSTANDS AND AGREES THAT LENDER DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF ANY INFORMATION IN OR PROVIDED IN CONNECTION WITH THE INTERNET SERVICES. LENDER IS NOT RESPONSIBLE FOR ANY ERRORS OR OMISSIONS OR FOR THE RESULTS OBTAINED FROM SUCH INFORMATION.

(2) No Lender Liability for Viruses. The Company understands and agrees that any material and/or data received or downloaded or otherwise obtained through access to the Internet Services Web Site or the use of the Internet Services is at the Company’s discretion, and that the Lender shall not be liable for any computer virus or software-related problems, or for any damage to the Company’s computer system or loss of data that results from or which may be attributable to the services provided in connection with the Internet Services.

(3) Ownership of Internet Services Web Site. The content and information on Lender’s Internet Services Web Site is copyrighted by Lender and the unauthorized use, reproduction, linking or distribution of any portions is strictly prohibited. Lender reserves the right to change the content and information on the Internet Services Web Site at any time and for any reason without notice.

(h) Limitation of Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING FROM OR AS A RESULT OF ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY DATA PURSUANT TO SECTION 9 OF THE AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(i) Indemnification. The Company agrees to indemnify and hold Lender, its parents, subsidiaries, affiliates, officers and employees, harmless from any claim or demand, including reasonable attorneys’ fees, made by any third party due to or arising out of the Company’s use of the Internet Services, the Company’s breach of Section 9 of the Agreement, or the infringement by the Company of any intellectual property or other right of any person or entity.

(j) Geographic Restrictions. The Internet Services are solely offered to citizens and residents of the United States of America residing in the United States of America. The Company may not be able to use the Internet Services outside the United States of America.

(k) Electronic Notice. The Company may use electronic mail (e-mail) to contact Lender about inquiries, maintenance and/or problem resolution issues. E-mail may not be a secure method of communication over the Internet. Thus, Lender recommends that the Company does not send confidential information by e-mail. Lender is not obligated to respond to e-mail any earlier than the next business day. There may be times when the Company needs to speak with someone immediately (especially to report a lost or stolen ID, or to change an ID). In these cases, do not use e-mail.

10. EVENTS OF DEFAULT. Upon the occurrence of an Event of Default under Sections 10(a) and 10(f) below and, in all other cases, at the option of Lender, Lender’s obligation to make Loans hereunder shall terminate and/or the principal balance of outstanding Loans and interest accrued but unpaid thereon shall become immediately due and payable. The following events shall be an “Event of Default”:

(a) The Company shall fail to pay any of the Obligations on the date when due; or

(b) Any representation or warranty made by the Company in any Loan Documents or in connection with any Loan Documents shall be inaccurate or incomplete in any respect on or as of the date made; or

(c) The Company or any Subsidiary shall default in the observance or performance of any agreement contained in Sections 2, 4, 5 and 6 above; or

(d) The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in the Loan Documents and such default shall continue unremedied for a period of thirty (30) days; or

(e) The Company or any Subsidiary shall default in any payment of principal of or interest on any Indebtedness or any other event shall occur, the effect of which is to cause the maturity of such Indebtedness to be accelerated prior to its stated maturity; or .

(f) Bankruptcy, Insolvency or other Proceedings.

(1) The Company or any Subsidiary or any Guarantor shall commence any case, proceeding or other action

(i) Under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief in respect to it or its debts, or

(ii) Seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or

(2) The Company or any Subsidiary or any Guarantor shall make a general assignment for the benefit of its creditors; or

(3) There shall be commenced against the Company or any Subsidiary or any Guarantor any case, proceeding or other action of a nature referred to in clause (1) above which

(i) Results in the entry of an order for relief or any such adjudication or appointment, or

(ii) Remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(4) There shall be commenced against the Company or any Subsidiary or any Guarantor any case, proceeding or other action seeking issuance of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(5) The Company or any Subsidiary or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), (3), or (4) above; or

(6) The Company or any Subsidiary or any Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

(1) Any person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan,

(2) Any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,

(3) A Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be,

(4) Any Single Employer Plan shall terminate for purposes of Title IV of ERISA,

(5) Any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or any Commonly Controlled Entity, or

(6) Any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any Subsidiary to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or any Subsidiary; or

(h) One or more judgments or decrees shall be entered against the Company or any Subsidiary involving claims not paid or not fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from entry thereof; or

(i) Any of the Guarantors shall fail to perform any of its obligations under its guaranty of the Obligations or shall notify Lender of its intention to rescind, modify, terminate or revoke its guaranty with respect to future transactions or otherwise; or

(j) Ten percent (10%) or more by number or principal amount of Mortgage Loans held by Lender as Collateral under the Agreement shall cease to be Eligible Mortgage Loans during any consecutive fifteen (15) day period and shall not be replaced by additional Mortgage Loans constituting Eligible Collateral.

(k) Any agency such as FNMA, GNMA, FHLMC, or HUD, or private investor, or any other party shall seize or take control of Company’s servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio, or for any other reason whatsoever.

(l) The reasonable determination by Lender that a material adverse change has occurred in the financial condition of the Company.

(m) At such time as the Warehouse Value of the Mortgage Loans in warehouse is less than the Book Account Amount, or at such time Lender in its reasonable discretion determines that there is no willing buyer for Mortgage Loans in warehouse amounting to at least five percent (5%) of the Book Account Amount.

11. REMEDIES. Upon the occurrence of an Event of Default, Lender may at its option and without notice to or demand upon Company, and in addition to all rights and remedies hereunder and under the Agreement or otherwise at law or in equity.

(a) Foreclose or otherwise enforce Lender’s security interest in the Collateral in any manner permitted by law or provided for in this Agreement;

(b) Sell or otherwise dispose of the Collateral or any part thereof at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Lender may determine;

(c) Apply all funds in Company’s operating account to Company’s Obligations;

(d) Require Company to assemble the Collateral and/or books and records relating thereto and make such available to Lender at a place to be designated by Lender.

(e) Enter onto property where any Collateral or books and records relating thereto are located and take thereof with or without judicial process; and

(f) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate; provided, however, that Company shall be given ten (10) days prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Company on its behalf hereby agrees shall be deemed reasonable notice thereof.

(g) Lender may, at its option, deliver and sell any Mortgage Loan or other Collateral pursuant to the Take-Out Purchase Commitment originally obtained by Company with respect to the Mortgage Loan or other Collateral. Such a disposition of the Collateral after an Event of Default is not a sale or other disposition under the Commercial Code, but the continued performance of this Agreement by the Lender.

Upon any sale or other disposition pursuant to this Agreement, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed. Each purchaser at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of Company, and Company specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. Lender agrees that upon payment in full of the Obligations, it will deliver any remaining Collateral or Proceeds to the Person or entity entitled thereto and will execute, deliver, and record all instruments necessary to release fully all security interests held by the Lender in the Collateral or Proceeds.

12. INDEMNITY.

Company expressly agrees to indemnify and does hereby indemnify and hold harmless Lender, its officers, directors, employees, affiliates, agents, and representatives (hereinafter referred to as the “Representatives”), against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever, which may be imposed on, incurred by, or assessed against Lender or its Representatives in any way related to, or arising out of any of this Agreement, the Commitment Letter, or any Loan Document, including, but not limited to, any failure of Company or any party to the Mortgage Loan, to comply with any governmental or regulatory requirements, to the extent that any of the same results directly or indirectly from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than Lender or its Representatives, provided that Lender and its Representatives shall have no right to indemnification hereunder with regard to Lender or its Representative’s gross negligence. The indemnities contained in this Section shall survive the termination of this Agreement.

13. MISCELLANEOUS PROVISIONS.

(a) Independence of Parties. Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and each party hereto is an independent contractor.

(b) Representations, Warranties. This Agreement, the Commitment Letter, the Guaranties and other documents required herein merge all previous negotiations and agreements, constitute the entire agreement between the parties and may be amended or modified only by a writing duly signed by Lender. Lender has made no representations, warranties or agreements, written or oral, express or implied, other than expressly set forth in the documents described.

(c) Loans after Maturity Date. Company acknowledges that all obligation of Lender to make loans to Company shall without any additional notice from Lender cease and terminate on the Maturity Date stated in the Commitment Letter, and that said Maturity Date may be extended only by a written extension duly signed by Lender in its absolute discretion and without any obligation to extend the Maturity Date. If Lender makes loans to Company after said Maturity Date without execution of any new extension or new or modified Agreement (in the absolute discretion of Lender and without any obligation to make Loans after the Maturity Date), Company expressly agrees that all terms and conditions of this Agreement shall apply to any such Loan made to Company, provided, however, that Lender shall have the right at any time and from time to time after Maturity Date to notify Company that Lender will discontinue making Loans in any amount to Company thirty (30) days after written notice to Company, and Company acknowledges and agrees that Lender may discontinue making Loans in any amount from and after said 30 days.

(d) Failure to Make Loan. If Lender refuses to make a Loan upon Collateral which turns out to be an Eligible Mortgage Loan, and all other conditions of this Agreement are complied with, Lender agrees to pay Company damages at the rate of two percent per annum times the unpaid principal amount of the Eligible Mortgage Loan from date of rejection by Lender for a period of 90 days or until the date that the Mortgage Loan is sold or funded by a mortgage warehouse facility elsewhere or to the Maturity Date specified in the Commitment Letter, whichever date first occurs. If Lender terminates the entire Agreement for Default and it is later determined that no such Default in fact occurred, Lender shall pay Company damages at the rate of two percent per annum times the unpaid principal amount of any Eligible Mortgage Loan from date funding of a Loan by Lender is actually requested for a period not exceeding 90 days from date such funding is requested or until it is sold or funded by a mortgage warehouse facility elsewhere or the Maturity Date specified in the Commitment Letter, whichever date first occurs. To induce Lender to enter into this Agreement, Company covenants and agrees that, in event of breach of this Agreement by Lender, damages will be difficult to fix and shall be limited to the damages calculated as specified in this subsection, and that Lender and its principals and assigns shall have no further or other liability to Company for general, special, consequential or punitive damages or otherwise.

(e) Dispute Resolution.

(1) Mandatory Mediation or Arbitration. Any controversy or claim between or among the parties, their agents, employees and Affiliates, including but not limited to those arising out of or relating to this Agreement or any other Loan Document and any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party’s expense, be submitted to mediation, using either the American Arbitration Association (“AAA”) or Judicial Arbitration and Mediation Services, Inc. (“JAMS”). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules or either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U.S. Code, regardless of any other choice of law provision in the Loan Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subsection 13(e)(l). The parties agree that related arbitration proceedings may be consolidated. The arbitrator selected shall be an attorney, licensed to practice law with not less than twenty (20) years of experience in the practice of law, or a retired judge. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subsection 13(e)(l) shall apply only if, at the time of the proposed submission to AAA or JAMS, (1) none of the obligations to Lender described in or covered by any of the Loan Documents are secured by real property collateral or, (2) if so secured, all parties consent to such submission.

(2) Jury Waiver/Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in subsection 13(e)(l), but becomes the subject of a judicial action, EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHT TO TRIAL BY JURY OF THE CONTROVERSY OR CLAIM. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

(3) Provisional Remedies, Self Help, and Foreclosure. No provision of, or the exercise of any rights under, subsection 13(e)(l), (a) shall limit the right of any party to exercise self-help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after any mediation or arbitration. At Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

(4) Conflict. To the extent any provision of this dispute resolution clause is different than the terms of any Loan Document, the terms of this dispute resolution clause shall prevail.

(f) Waiver. Any waiver, forbearance, failure or delay by Lender in exercising, or the exercise or beginning of exercise by Lender of, any right, power or remedy, simultaneous or later, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Lender. The allowance by Lender of Company to exceed its Credit Limit from time to time is not a waiver of the Credit Limit as set forth in the Commitment Letter unless such action is evidenced by a written amendment to the Commitment Letter. The acceptance of partial payments on an obligation is not a waiver of Lender’s right to demand full payment of such obligation unless there is a writing signed by Lender that specifically states that the acceptance of partial payments is a waiver of Lender’s right to make demand for full payment.

(g) Assignment. The Company may not assign its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign all of its right, title and interest in this Agreement, the Collateral, the Loan Documents and the Obligations in its discretion, provided that such assignee shall assume all of Lender’s Obligations hereunder.

(h) Binding Upon Successors. All rights of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns, and all obligations of Company shall bind its successors and assigns.

(i) Disclosure. Lender shall not disclose financial information concerning Company except to its parent, its accountants, and attorneys, its regulators, and to such other third parties as may be required in order to carry out Lender’s Obligations or enforce Company’s Obligations as provided in this Agreement, including but not limited to industry reporting entities. The Company consents and agrees that Lender may disclose to any prospective or actual successors or assigns financial statements, Loan Requests, credit reports, credit ratings and any and all other information in the possession of or available to Lender relating to the Company and that Lender shall not be liable to Company for any error, omission or inaccuracy in any of the foregoing. Company agrees to hold Lender harmless and to defend and indemnify Lender against any claims by or liabilities to Company or to any such successor or assign of Lender arising out of or related to any disclosure by Lender related to Company. Company agrees to furnish directly to any prospective assignee such financial statements and other financial information as described at Sections 5(a) and 5(b) herein, as may be requested by Lender.

(j) Amendment. This Agreement may not be amended or in any manner modified by an oral agreement, whether or not such oral agreement is executed or is supported by a new consideration. This Agreement may not be amended or in any manner modified unless such amendment or modification is in writing and signed by Lender and the Company. This Agreement and all related Loan Documents are for the sole benefit of Lender and Company and may be amended, modified or cancelled at any time or from time to time without consultation with or consent of any other entity.

(k) Cumulative Rights; No Waiver. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Company and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

(l) Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior or contemporaneous agreements and understandings relating to the subject matter hereof and thereof

(m) Survival. All representations, warranties, covenant and agreements herein contained on the part of the Company shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

(n) Notices. All notices given by either party to the other shall be in writing, delivered personally, by facsimile with confirmation of receipt, by recognized overnight mail service and/or by depositing the same in the United States mail, first class, with postage prepaid, addressed to the party at the address set forth in the Commitment Letter. Either party may change the address to which notices are to be sent by written notice of such change to the other party given as provided herein. Notice shall be effective upon personal service, receipt of facsimile, receipt of overnight mail delivery and/or deposit of United States mail, first class, postage prepaid.

(o) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law provisions, and, where applicable and except as otherwise defined herein, terms used herein shall have the meaning given to them in the California Uniform Commercial Code, as amended from time to time.

(p) Independent Legal Advice: Company. Company represents, warrants and agrees that it has had the opportunity to receive independent legal advice from independent counsel of its choice with respect to the advisability of making the agreements provided for in this Agreement and the related Loan Documents, and with respect to the advisability of executing this Agreement and the Loan Documents. Company has not relied upon any statement, representation or promise of Lender (or of any officer, agent, employee, representative, or attorney for such other party) in executing this Agreement or the Loan Documents, except as expressly stated in this Agreement.

(q) Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and shall not govern the interpretation of any of the provisions of this Agreement.

(r) Reliance by Lender. All covenants, agreements, representations and warranties made herein by Company shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender and shall survive the execution and delivery of the Agreement.

(s) Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective when received by Lender.

(t) Place of Business; Records. Company represents and warrants that its chief place of business is at its address set forth in the Commitment Letter, and that its books and records concerning the Collateral are kept at its chief place of business.

(u) Custodial Arrangements. Lender may from time to time appoint a person or entity to act as agent and representative of Lender hereunder and to hold possession of the Collateral (or a portion thereof) and to take actions at the direction of Lender to the fullest extent and in such manner and at such times as are permitted by Lender hereunder. Company hereby consents to any and all such appointments and agrees to deliver Collateral to such person or entity upon the direction of Lender. Company further agrees that any such person or entity shall be exclusively the bailee and agent of Lender, that receipt of Collateral by Lender’s custodian shall be constructive receipt by Lender and shall perfect Lender’s security interest in the Collateral, and that Company shall not have and shall not attempt to exercise any degree of control over such person or entity or over any Collateral held at any time by such person or entity.

14. DEFINITIONS. For purposes of this Agreement, the terms set forth below shall have the following meanings:

“Acceptable Jurisdiction” shall have the meaning set forth in the Commitment Letter.

“Additional Collateral Documents” shall consist of the Guaranties, Uniform Commercial Code Financing Statements, Assignments, Pledges and other instruments evidencing a security interest in Lender which may be required by the Agreement, Commitment Letter or related Loan Documents.

“Additional Credit Facilities” shall mean, collectively and severally, each and every credit facility made available by Lender to and for the account of the Company the documentation for which recites that such credit facility is intended to be an Additional Credit Facility hereunder.

“Affiliate” shall mean an entity owned all or in part by Company, a Parent, or another Affiliate.

“Agreement” shall mean this Agreement and the Commitment Letter, as each may be amended, extended or replaced from time to time.

“Available Deposits” shall mean those net free collected balances in the Company’s non-interest-bearing accounts and impound accounts maintained with Lender, or with another financial institution acceptable to Lender and under written agreement with Lender (computed after deduction of amounts required to compensate Lender for services rendered and deduction of amounts required by Lender to be maintained on deposit as reserves, determined in accordance with Lender’s standard system of analysis for similar accounts). Lender reserves the right to cancel the availability of the benefits of “Available Deposits” at any time in its sole discretion.

“Book Account Amount” shall have the meaning given to it in Section 1(c) of this Agreement.

“Closing Agent” shall mean an independent attorney, escrow company or title company which is not an Affiliate of the Company and which is designated by the Company in writing to close the Mortgage Loan for and on behalf of the Company, or such other Person as may be approved by Lender in writing, and which shall have in force insurance insuring Company and Lender and Lender’s successors in interest, against any breach of fidelity by such Closing Agent and against any loss or damage from loss or destruction of documents, theft, misappropriation, or errors or omissions.

“Collateral” shall have the meaning set forth in the Agreement.

“Commitment Letter” shall mean any letter of most recent date from time to time addressed to the Company and duly executed by Lender and the Company, referencing this Agreement and setting forth the specifics of certain terms and provisions of this Agreement.

“Commonly Controlled Entity” of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

“Construction Mortgage Loan” shall mean a Mortgage Loan, the proceeds of which are being advanced by Lender, to enable Obligor to construct or to cause to be constructed improvements on the real property securing such Mortgage Loan.

“Contractual Obligation” as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Limit” shall mean the aggregate amount of credit agreed to be made available by Lender to the Company, from time to time, to and including the Maturity Date, as set forth in the Commitment Letter.

“Current Assets” shall mean those assets set forth in the consolidated balance sheet of the Company, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will by their terms or disposition be converted to cash within one year of the Statement Date or the Interim Date.

“Current Liabilities” shall mean those liabilities set forth in the consolidated balance sheet of the Company, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year of the Statement Date or the Interim Date.

“Current Ratio” shall mean the sum of the amounts set forth in the consolidated balance sheet of the Company, prepared in accordance with GAAP, on the Statement Date or the Interim Date as Current Assets, divided by the sum of the amounts set forth as Current Liabilities.

“Debt” of any Person shall mean

(a) Indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and

(b) Obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person or entity otherwise assures a creditor against loss, and

(c) Unfunded vested benefits under each Plan maintained for employees of such Person, and

(d) All amounts in the Book Account plus outstanding Loan Fees.

“Draft Account” shall mean that account of the Company described in the Commitment Letter maintained in the Company’s name alone with the depository institution designated by Lender from time to time.

“Eligible Collateral” shall mean all Eligible Mortgage Loans, Eligible Mortgage-Backed Securities and all other Collateral meeting the requirements of “Types of Eligible Collateral” set forth in the

Commitment Letter, and, in each case, as to which there shall have been delivered to Lender or its custodian those items set forth in the Loan Request. In determining the eligibility of any Collateral, Lender may require delivery to it of satisfactory opinions of counsel relating to local laws of the jurisdiction to which the Collateral is related. Notwithstanding anything contained in this Agreement, Lender in its sole discretion may reject any Collateral as ineligible under this Agreement. Any of the requirements for eligibility may be waived by Lender; provided, however, that any Collateral which is initially acceptable as Eligible Collateral and which subsequently fails to meet any of the foregoing requirements or representations hereof shall forthwith cease to be Eligible Collateral.

“Eligible Mortgage-Backed Security” shall mean a Mortgage-Backed Security which, if guaranteed by any Person, conforms in all respects under the guaranty thereof as to the timely payment of the principal and interest on such Mortgage-Backed Security and as to which no proceeds have been paid under such guaranty, or, if not subject to the guaranty of any Person, has never been delinquent as to any payment of principal or interest thereunder.

“Eligible Mortgage Loan” shall mean a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and the Company by including such Mortgage Loan in any computation of the Warehouse Value shall be deemed to so represent and warrant to Lender at and as of the date of such computation):

(a) Said Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its term,

(b) Said Mortgage Loan is genuine, in all respects as appearing on its face or as represented in the books and records of the Company, and all information set forth therein is true and correct,

(c) Said Mortgage Loan is free of default of any party thereto (including the Company), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise,

(d) No payment under said Mortgage Loan is past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage),

(e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any material respect and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein, except to the extent disclosed to the Lender, in writing,

(f) Said Mortgage Loan has been made and complies in all respects with all requirements of any federal, state or local law, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Fair Credit Reporting Act, the Truth-in-Lending Act, the Real Estate Settlement Procedures Acts, the Home Ownership and Equity Protection

Act, consumer protection legislation, regulations or ordinances aimed at preventing unfair lending practices, and all of the regulations and rules implementing such laws. The performance of the Mortgage Loan by any of the parties to the Mortgage Loan in accordance with the terms of said Mortgage Loan shall not result in a violation of any such laws. In addition, the Company in making such Mortgage Loan shall not have engaged in practice or practices which are deceptive or fraudulent.

(g) All advance payments and other deposits on said Mortgage Loan have been paid in full, and no part of said sums have been loaned, directly or indirectly, by the Company to the Obligor, and other than as disclosed to Lender in writing there have been no prepayments on said Mortgage Loan, (except for loans made in connection with buy-downs in the ordinary course of business),

(h) At all times said Mortgage Loan (with the exception of the Property) will be free and clear of all liens, encumbrances, charges, rights and interests of any kind, except as approved by Lender, and except in the case of a Take-Out Purchase Commitment in the ordinary course of business,

(i) The Property covered by said Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with the Company named as loss payee thereon,

(j) The Property covered by said Mortgage Loan is free and clear of all liens, encumbrances, charges, rights and interests of any kind except of the Company (which has assigned any and all such liens, encumbrances, charges, rights and interests to Lender) or disclosed in a title policy, preliminary title report or lot book guaranty delivered to Lender concurrently with the delivery of the Mortgage Loan,

(k) The Property covered by said Mortgage Loan is located in an Acceptable Jurisdiction,

(1) Unless otherwise provided in the Commitment Letter, said Mortgage Loan is covered by a Take-Out Purchase Commitment which is in full force and effect and is in full compliance therewith,

(m) The date of the promissory note is no earlier than six months prior to the date said Mortgage Loan is first funded in whole or in part pursuant to this agreement,

(n) Said Mortgage Loan conforms in all respects to the description of “Types of Eligible Collateral” set forth in the Commitment Letter, and

(o) Said Mortgage Loan is underwritten by the Company to standards acceptable to HUD, VA, FNMA, FHLMC, or Qualified Take-Out Purchaser.

(p) The Company in determining the appraised fair market value of said Mortgage Loan is required to use state licensed appraisers or a software program acceptable to Lender. Said appraiser shall have no interest, direct or indirect, in the mortgaged property, or in any loan made on the security thereof, and said appraiser’s compensation shall not be affected by the approval or disapproval of the mortgage loan.

(q) Said Mortgage Loan has been closed, or will be closed, by a Closing Agent approved by Lender in its discretion.

(r) The Loan-to-Value ratio shall not exceed 1.5, or such ratio as may be provided in the Commitment Letter.

(s) The original promissory note shall have been delivered to Lender no later than three (3) business days from funding and, to the extent applicable, the Mortgage Loan shall have been registered in the MERS System within three (3) business days from funding.

“Equity Base” shall mean at any date the sum of

(a) Tangible Net Worth, plus

(b) Three quarters of one percent [(0.75) . (1%)] of the aggregate outstanding principal balance of the Company’s mortgage loan servicing portfolio (internally generated or acquired by purchase), which is not pledged as security on any other debt or obligation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

“Event of Default” shall have the meaning set forth in Section 10 above.

“Event of Potential Default” shall mean any event which with the passage of time or the failure to cure shall become an Event of Default.

“FHA” shall mean the Federal Housing Administration and any successor agency.

“FHLMC” shall mean the Federal Home Loan Mortgage Corporation and any successor agency.

“FNMA” shall mean the Federal National Mortgage Association and any successor agency.

“GAAP” shall mean accounting principles generally accepted in the United States of America in effect from time to time, as set forth in the statements, opinions, pronouncements, interpretations, bulletins, and abstracts of the respective accounting standard setting bodies such as the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities Exchange Commission, the Emerging Issues Task Force, and the

opinions and pronouncements of the Accounting Principles Board, or any other entity that may be approved by a significant segment of the accounting profession now or in the future.

“GNMA” shall mean the Government National Mortgage Association and any successor agency.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” shall mean guarantors of the Obligations described more particularly in the Commitment Letter.

“Indebtedness” of any Person shall mean all items of indebtedness which, in accordance with generally accepted accounting principles and practices, would be included in determining liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

“Interim Date” shall have the meaning set forth in the Commitment Letter.

“LIBOR” shall have the meaning given to the term in the Pricing Schedule attached to the Commitment Letter.

“Lien” shall mean any security interest, mortgage, pledge, lien, claim, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan Documents” shall mean this Agreement, the Commitment Letter, the Additional Collateral Documents, and any other documents, instrument or agreement executed by the Company in connection therewith.

“Loan Request” shall mean a request in form of Exhibit I to this Agreement as such form may be amended from time to time by Lender or such other format as may be specified in the Commitment Letter.

“Loan-to-Value Ratio” shall mean,

(a) With respect to any Residential Mortgage Loan, the ratio of the aggregate indebtedness secured by such Property (including the indebtedness represented by such

Residential Mortgage Loan) to the lesser of the appraised fair market value or sales price of the subject Property at the date the loan represented by such Residential Mortgage Loan was made, and

(b) With respect to any Construction Mortgage Loan, the ratio of the aggregate indebtedness secured by such property (including the indebtedness represented by such Construction Mortgage Loan) to the projected appraised fair market value of the subject property after completion of the improvements to be constructed thereon with the proceeds of such Construction Mortgage Loan.

“Maturity Date” shall mean the date set forth in the Commitment Letter (as such date may be expressly extended from time to time in writing by Lender).

“Minimum Permitted Equity Base” shall have the meaning set forth in the Commitment Letter.

“Minimum Permitted Tangible Net Worth” shall have the meaning set forth in the Commitment Letter.

“Mortgage-Backed Security” shall mean a pass-through mortgage-backed certificate, guaranteed by a governmental agency or other Person or otherwise meeting the requirements of “Types of Eligible Collateral” set forth in the Commitment Letter.

“Mortgage Loan” shall mean a real estate secured loan, made by the Company to an Obligor or acquired by the Company, including, without limitation:

(a) A promissory note and related deed of trust (or mortgage) and/or security agreements;

(b) All guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of the Company to return premiums or payments with respect thereto;

(c) All right, title, and interest of the Company in the Property covered by said deed of trust (or mortgage); and

(d) The Take-Out Purchase Commitment, if any, related thereto.

“Multiemployer Plan” as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Obligations” shall mean any and all debts, obligations and liabilities of the Company to Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

“Obligor” shall mean the individual or individuals obligated to pay the indebtedness which is the subject of a Mortgage Loan.

“Parent” shall mean a person or entity which owns all or part of the stock or equity interest in the Company.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permissible Warehouse Period” shall mean for any item of Eligible Collateral the earlier of the period of time set forth in the Commitment Letter or 10 days following the expiration of the applicable Take-Out Purchase Commitment, if any.

“Permitted Current Ratio” shall have the meaning set forth in the Commitment Letter.

“Permitted Debt to Equity Base Ratio” shall have the meaning set forth in the Commitment Letter.

“Permitted Debt to Tangible Net Worth Ratio” shall have the meaning set forth in the Commitment Letter.

“Person” shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

“Plan” shall mean as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person is an “employer” as defined in Section 3(5) of ERISA.

“Potential Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Prevailing Interest Rate” shall mean the interest rate accruing on the Obligations prior to maturity thereof, as set forth in the Commitment Letter.

“Proceeds” shall mean whatever is receivable or received when a Loan or Collateral or proceeds is sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

“Property” shall mean the real property, including the improvements thereon, and the personal property (tangible and intangible) which are encumbered as collateral security for a Loan.

“Qualified Take-Out Purchaser” is a purchaser to be specified by Lender who is qualified under the terms and conditions stated in the Commitment Letter or otherwise acceptable to Lender in its absolute discretion.

“Reference Rate” shall mean the rate of interest announced publicly by First Collateral Services, Inc. from time to time at its Concord, California, Executive Offices, and shall be based upon the reference or prime rate as announced by five MoneyCenter Banks, to be determined by the majority of said banks, or if no majority exists, then by the selection of such rate as announced by one or more of said banks by First Collateral Services, Inc.

“Reportable Event” shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

“Required Fees” are fees required to be paid by Company under the Agreement or other agreement between Company and Lender, including the Commitment Letter.

“Requirements of Law” shall mean as to any Person the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residential Mortgage Loan” shall mean a Loan the proceeds of which were advanced to enable the Obligor (or its predecessor if the Mortgage Loan has been assumed by the present Obligor) to acquire a 1-4 unit family residence.

“Single Employer Plan” shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

“Statement Date” shall have the meaning set forth in the Commitment Letter.

“Subsidiary” shall mean any entity whether a corporation, partnership, limited partnership, limited liability company or otherwise, where Company owns or controls more than fifty percent (50%) either directly or indirectly through other Subsidiaries of the power to elect the board of directors, general partner, trustees or managers of such entity.

“Take-Out Purchase Commitment” with respect to any Collateral shall mean a bona fide current, unused and unexpired commitment made by a Qualified Take-Out Purchaser, under which said Person agrees, prior to or on the expiration thereof, upon the satisfaction of certain terms and conditions therein, to acquire such Collateral, which commitment is not subject to any term or condition which is not customary in commitments of like nature or which, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof.

“Tangible Net Worth” shall mean the sum of the amounts set forth on the consolidated balance sheet of the Company, prepared in accordance with GAAP as

(a) The par or stated value of all outstanding preferred and common stock for corporations, or partners’ capital, contributed capital, or members’ equity for partnerships, limited partnerships, limited liability partnerships, limited liability corporations, or any other non-incorporated entity accounted for like a partnership under GAAP;

(b) Paid-in capital in excess of par or stated value of all outstanding preferred and common stock for corporations;

(c) Other comprehensive income, less the sum of

(1) Unrealized gains and losses on securities classified as available-for-sale, and

(2) Minimum pension liability adjustments.

(d) Retained earnings, less the sum of

(1) Goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of subsidiaries in excess of underlying tangible assets,

(2) Purchase premiums on investments accounted for under the equity method of accounting,

(3) Intangible assets, including

(i) marketing related intangible assets, including, but not limited to, patents, trademarks, trade names, copyrights, internet domain names, and noncompete agreements,

(ii) customer related intangible assets, including, but not limited to, customer lists, customer contracts and related customer relationships, and noncontractual customer relationships,

(iii) contract based intangible assets, including, but not limited to, licensing, lease agreements, and servicing contracts,

(iv) technology based intangible assets, including, but not limited to, patented technology, computer software, and databases, and

(v) any other intangible asset not specifically mentioned above, but defined as an intangible asset by GAAP.

(4) Leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt discount and expense, organizational expenses), and

(5) Loans receivable by Company from parents, affiliates, subsidiaries, or Commonly Controlled Entities, or officers, directors, and holders of stock in parents, affiliates or subsidiaries or other Commonly Controlled Entities.

(6) Any amounts (however designated on the Consolidated Balance Sheet of the Company) allocated to the purchase of the Company’s servicing portfolio or any part thereof, or any amounts (however designated on such balance sheet) attributable to the capitalization of servicing fees in excess of the cost of servicing.

(7) Any amounts (however designated on the Consolidated Balance Sheet of the Company) allocated to interest-only strips, principal-only strips, residual interests, or any other retained interests resulting from securitization transactions (except for amounts designated in item (6) above.

“Tangible Net Worth Maintenance Agreement” shall be an agreement whereby the obligors under such agreement agree to maintain the Tangible Net Worth of the Company at a stated value.

“VA” shall mean the Veterans Administration and any successor agency.

“Warehouse Value” Company acknowledges that Loans are bought and sold in various open markets and that prices for mortgage loans change from moment to moment based upon the prevailing interest rate and other conditions. Company expressly agrees that the Warehouse Value is the fair market value of Loans in warehouse estimated by Lender in its reasonable discretion at any time and from time to time based upon regular business reports from Telerate, Reuters or other financial services. In the event of any difference of opinion regarding Warehouse Value, Company may request an appraisal of the Warehouse Value and consents and agrees that the Warehouse Value may be fixed by any person or institution named by Lender provided that such person is a bank, financial institution or broker regularly dealing in the purchase and sale of mortgage loans. Company shall pay all fees and costs in connection with such appraisal of Warehouse Value. Company shall deposit with Lender the amount of any cash or other security demanded by Lender based on Lender’s estimate of Warehouse Value pending completion of appraisement of the Warehouse Value by such bank, financial institution or broker specified by Lender.

“Warehouse Value Certificate” shall mean a certificate by Company in form and substance acceptable to Lender warranting the Warehouse Value of Loans in warehouse.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

Lumina Mortgage Company, Inc. a North Carolina corporation

/s/ Linda B. Skipper
Linda B. Skipper
President

LENDER:

First Collateral Services, Inc. a Delaware corporation

/s/ Sarah E. Shaver
For William French
Vice President

EXHIBIT A

LOAN FUNDING REQUEST
Company Name

_________________
Address			Date

Loan Description/Type of Program
City	State	ZIP	(FHA 203b: 235, 35c; VA; Conv Fixed, ARM GPM, etc.)

TO: FIRST COLLATERAL			_______________________________________

RE:
	Our Loan Number	Mortgagor	Co-Mortgagor

☐☐	☐☐	___________________	☐☐.☐☐☐
Property Location (State)	Note Term (Years)	Date of Note	Note Rate

Note Amount	$ ☐ ,☐☐☐, ☐☐☐.☐☐

We hereby request that you find the above described loan for the amount of:	$ ☐ ,☐☐☐, ☐☐☐.☐☐

Of the above advance, please credit or debit out account in the amount of:	$ ☐ ,☐☐☐, ☐☐☐.☐☐

Per our wire instructions, you are authorized to wire:	$ ☐ ,☐☐☐, ☐☐☐.☐☐

or

You are authorized to pay check no. in the amount of:	$ ☐ ,☐☐☐, ☐☐☐.☐☐

The Take-Out Purchaser is:

___________________
Date of Purchase	Address	City	State	ZIP

Commitment Price/Yield	$ ☐ ,☐☐☐, ☐☐☐.☐☐
Commitment Number

The following documents are enclosed:

☐ Wire Instructions	☐ Check Express Instructions	☐ Copy of Funding Check
☐ ORIGINAL executed Assignment of D/T in favor of First Collateral Services and applicable intervening Assignments.
☐ ORIGINAL Mortgagor’s Note endorsed in blank and riders		☐ Certified Copy of Deed of Trust
☐ Insured Closing Protection Letter (Loans closed outside Title Co.)		☐ Investor Commitment
☐ Escrow Instructions and/or Funding Statement		☐ Pool Certificate
☐ Transmittal Summary- FNMA 1008 or equivalent		☐ Loan Applications (Typed)
☐ Appraisal, CRV, or FHA HUD from 92800.5B		☐ Credit Report
☐ Investor Credit Package Approval		☐ Estimate of Work to be Performed

We represent and warrant that as of this date and the date of funding the representations and warranties in the Loan Documents are true in all material respect, that no Event of Default or Potential Default shall have occurred, that the aggregate amount outstanding shall not exceed the credit limit stated in the Loan Documents, that the loan is an Eligible Mortgage Loan and that we hold in our files all requires disclosure statements, verification of employment and settlement instructions (HUDI). The original recorded Deed of Trust, Policy of Title Insurance, FHA, VA or PMI certificate, Settlement Instructions (HUDI), Flood Insurance (if applicable), Sales Contract, and Termite Report will be furnished to you within 60 days.

By:	Title:

EXHIBIT II

FIRST COLLATERAL SERVICES, INC.

1855 Gateway Boulevard, Suite 800

Concord, CA 94520

Date:	Mortgage Company: Investor:

BAILEE LETTER

First Collateral Services, Inc. hereby conditionally tenders to you as bailee and agent for First Collateral the notes and related complete files for mortgage loans on the following schedule:

You have the option to purchase the mortgage loans within 30 days from this date on condition that you wire the proceeds of said purchase to: CITIBANK, N.A., 111 Wall Street, New York, NY 10043

Citibank, N.A.

Telegraphic Abbrv: Citibank NYC

ABA #021000089

First Collateral Services, Inc.

Credit Acct. #

Text Line One: Customer’s Name & Acct #

Text Line Two:

Upon receipt of proceeds by First Collateral we agree that the conditions of delivery will have been satisfied and that you will be discharged of further obligation to us as bailee and agent for First Collateral as to said notes.

First Collateral has purchased or holds a perfected security interest in the mortgage loans from the mortgage company named above and delivers the mortgage loans to you in bailment pursuant to a forward purchase commitment to said mortgage company and at the instruction of said mortgage company but does not assume or agree to perform any obligation to you of said mortgage company, nor does it make any warranty to you, except as expressly stated herein.

Unless and until you buy and pay for each loan, First Collateral shall retain full ownership thereof or retain its perfected security interest therein and you shall hold possession of each loan and the documentation evidencing the same as agent and bailee for and on behalf of First Collateral.

In the event any of these loans is unacceptable to you or if you fail to complete purchase and payment within 30 days, you as bailee and agent must return such mortgage loan and its file to First Collateral only at its Concord address.

Sincerely,
First Collateral Services, Inc.

By:
Name:
Collateral Control Clerk

SCHEDULE 1

To

Master Mortgage Loan Warehousing And Security Agreement

Collateral Description

COMPANY:	LUMINA MORTGAGE COMPANY, INC.

LENDER:	FIRST COLLATERAL SERVICES, INC.

The Collateral shall consist of all now existing and hereafter arising right, title and interest of Company in, under and to each of the following:

(a) All Mortgage Loans (as defined below), now owned or hereafter acquired by Company, delivered to or otherwise in the possession of Lender or its agent, bailee or custodian or for which Company has requested an advance that has been funded by Lender, including, without limitation, the promissory notes or other instruments or agreements evidencing the indebtedness of the obligors thereon (the “Obligors”), all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, including without limitation, accounts, payment intangibles, general intangibles and chattel paper, all rights in the real and personal property (tangible and intangible) and fixtures securing payment of the indebtedness of the Obligors thereunder, or which are the subject of such Mortgage Loans (the “Property”), all supporting obligations and rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies and FHA insurance and VA guaranties, all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

(b) All Mortgage-Backed Securities (as defined below), now owned or hereafter acquired by Company delivered to or otherwise in the possession of Lender or its agent, bailee or custodian or for which Company has requested an advance that has been funded by Lender, including, without limitation, rights of Company under any guaranties of the right to payment thereunder and all collateral security therefor;

(c) All takeout commitments, now existing or hereafter arising, covering any part of the foregoing Collateral, all rights to deliver Mortgage Loans and/or Mortgage-Backed Securities to permanent investors pursuant thereto and all proceeds resulting from the disposition of such Mortgage Loans and/or Mortgage-Backed Securities pursuant thereto;

(d) All now existing or hereafter arising deposit accounts maintained in Company’s name with any institution and any and all funds at any time deposited or held therein which are subject to an agreement among the institution, Company and Lender.;

(e) All now existing or hereafter acquired negotiable instruments and negotiable and non-negotiable certificates of deposit, delivered to or otherwise in the possession of Lender or its agent, bailee or custodian or which are subject to an agreement among Company and Lender and the depository institution; which has issued the certificate of deposit;

(f) All records and now existing or hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of Company relating to the foregoing Collateral (including all information records, data, programs, tapes, discs, and cards necessary or helpful in the administration or servicing of the foregoing Collateral); and

(g) All now existing and hereafter arising rights of Company to servicing the Collateral; and

(h) All investment property, dividends, distributions and other rights in connection with, all additions to, modifications of and replacements for the foregoing Collateral and all products and Proceeds of the foregoing Collateral; and

(i) All right, title and interest of Company in and to any hedging arrangement entered into to protect Company against changes in the value of the Mortgage Loans or Mortgage-Backed Securities given as Collateral, including, without limitation, all rights to payment arising thereunder.

For purposes of this collateral description, the following terms shall have the following meanings:

(1) The term “Mortgage Loan” shall mean

(a) A promissory note and related deed of trust (or mortgage) and/or security agreement evidencing a mortgage loan,

(b) All guaranties and insurance policies, including, without limitation, all governmental mortgage and title insurance policies and all fire and extended coverage insurance policies and rights of Company to return premiums or payments with respect thereto, and

(c) All right, title and interest of Company in the Property covered by said deed of trust (or mortgage);

(2) The term “Proceeds” shall mean whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto; and

(3) The term “Mortgage-Backed Security” shall mean a pass-through mortgage backed certificate, including, without limitation, pass-through mortgage back certificates, guaranteed by a governmental agency or other person or entity.

First Collateral Services, Inc.

1855 Gateway Blvd., Suite 800

Concord, California 94520-8441

Telephone (925) 949-4900

Fax (925) 949-5000

www.firstcollateral.com

November 1, 2004

Frederick Willetts, III

President

Lumina Mortgage Company, Inc.

219 Racine Drive, Suite A

Wilmington, NC 28403

Re:	Master Mortgage Loan Warehousing and Security Agreement Dated: April 1, 2004

Dear Mr. Willetts:

This Commitment Letter constitutes the Commitment Letter referred to in and is a supplement to the above-referenced Master Mortgage Loan Warehousing and Security Agreement (the “Agreement”) and will confirm certain terms and conditions of the arrangements between Lumina Mortgage Company, Inc. (“Company”) and First Collateral Services, Inc. (“Lender”) set forth herein. Capitalized terms are used herein with the same meaning as in the Agreement.

Customer Number:

1218

Credit Limit:

$10,000,000

Additional Credit Facility:

Allocation 01:

For funding up to $10,000,000 of:

1)	FHA-insurable, VA-guarantee qualified and conventional conforming Residential Mortgage Loans; and

2)	Jumbo Residential Mortgage Loans that meet applicable Qualified Take-Out Purchaser guidelines, which shall not in any event exceed $650,000 per mortgage; and

3)	For funding conventional Residential Mortgage Loans of a second priority that meet applicable FHLMC, FNMA, or Qualified Take-Out Purchaser guidelines; and

4)	Title I mortgage loans that meet Qualified Take-Out Purchaser guidelines up to $25,000 per mortgage.

Lumina Mortgage Company, Inc.

November 1, 2004

Additional Credit Facility: Continued

Allocation 02:

For funding up to $1,500,000 of:

1)	Non-conforming 1-4 family Residential Mortgage Loans that meet applicable Qualified Take-Out Purchaser and Lender guidelines for “B and C” quality loans, which may be amended from time to time, and which shall not in any event exceed $650,000 per mortgage.

Allocation 03:

For funding up to $500,000 of:

1)	Residential Mortgage Loans that a Qualified Take-Out Purchaser requires Company to repurchase for correctable errors in meeting underwriting criteria. Loans must be subject to firm Take-Out Purchase Commitments.

Maturity Date:

November 30, 2005

Effective Date:

This document shall take full force and effect on November 1, 2004.

Prevailing Interest Rate:

See attached pricing schedule.

Please Note:	The Prevailing Interest Rate may change at any time as to existing and future Loans by Lender prior to the Maturity Date based upon movements in the LIBOR Rate.

Required Fees:

See attached pricing schedule.

Permissible Warehouse Period:

Allocation 01:	60 days
Allocation 02:	60 days
Allocation 03:	60 days

Lumina Mortgage Company, Inc.

November 1, 2004

Guarantors:

Cooperative Bank

Minimum Permitted Equity Base: (The Minimum Permitted Equity Base will be calculated using Cooperative Bankshares, Inc. and Subsidiary’s consolidated financial statements.)

$10,000,000

Minimum Permitted Tangible Net Worth: (The Minimum Permitted Tangible Net Worth will be calculated using Cooperative Bankshares, Inc. and Subsidiary’s consolidated financial statements.)

$10,000,000

Minimum Permitted Current Ratio: (The Minimum Permitted Current Ratio will be calculated using Cooperative Bankshares, Inc. and Subsidiary’s consolidated financial statements.)

1.05 to 1

Permitted Debt to Tangible Net Worth Ratio: (The Permitted Debt to Tangible Net Worth Ratio will be calculated using Cooperative Bankshares, Inc. and Subsidiary’s consolidated financial statements.)

15 to 1

Permitted Debt to Equity Base Ratio: (The Permitted Debt to Equity Base Ratio will be calculated using Cooperative Bankshares, Inc. and Subsidiary’s consolidated financial statements.)

15 to 1

Types of Eligible Mortgage Loans:

1.	Any Residential Mortgage Loan which is insurable by the FHA, guaranteed by the VA or which is a conventional Mortgage Loan which conforms in all respects (unless otherwise approved in writing by Lender) with applicable requirements of FNMA, FHLMC or applicable Qualified Take-Out Purchaser, and such loan is secured by a first or second priority lien on the subject Property.

2.	Any “B or C” grade loan, which is defined as any non-conforming, 1-4 family Residential Mortgage Loan that is acceptable to a Qualified Take-Out Purchaser approved by Lender.

Lumina Mortgage Company, Inc.

November 1, 2004

Types of Eligible Mortgage Loans: Continued

3.	Any Title I Loan which is an eligible Mortgage Loan that conforms in all respects (unless otherwise approved in writing by Lender) to all applicable requirements of HUD or applicable Qualified Take-Out Purchasers, and which is subject to a Take-Out Purchase Commitment and which conforms in all respects with the requirements of said Take-Out Purchase Commitment.

Acceptable Jurisdictions:

North Carolina and South Carolina, or as otherwise may from time to time be accepted by Lender in its sole discretion.

Advance Rate:

1.	In the case of Residential Mortgage Loans to be submitted to FNMA or FHLMC or other financial institutions for funding under one or more Take-Out Purchase Commitments, 98% of the Take-Out Purchase Commitment price, not to exceed the unpaid principal amount of such Residential Mortgage Loan.

2.	In the case of non-conforming “B and C” grade Residential Mortgage Loans, which shall not in any event exceed $650,000 per mortgage, and which are approved for purchase by Qualified Take-Out Purchasers, the lesser of 1) 98% of the Take-Out Purchase Commitment price, or 2) 98% of the unpaid principal amount of such Residential Mortgage Loan.

3.	In the case of Residential Mortgage Loans which exceed the statutory size limit eligible for purchase or securitization by federal agencies, but meet applicable Qualified Take-Out Purchaser guidelines, which shall not in any event exceed $650,000 per mortgage, 98% of the Take-Out Purchase Commitment price, not to exceed the unpaid principal amount of such Residential Mortgage Loan.

4.	In the case of Title I Loans that meet applicable Qualified Take-Out Purchaser guidelines, which shall not in any event exceed $25,000 per mortgage, 98% of the note amount.

5.	In the case of Residential Mortgage Loans that a Qualified Take-Out Purchaser requires Originator to repurchase for correctable errors in meeting underwriting criteria and which are subject to firm Take-Out Purchase Commitments, the lesser of (1) 90% of the Take-Out Purchase Commitment price, or (2) 90% of the unpaid principal amount of such Residential Mortgage Loan.

Draft Account:

None

Lumina Mortgage Company, Inc.

November 1, 2004

Statement Date:

December 31, 2003

Interim Date:

June 30, 2004

Addresses for Purpose of Notice:

Attention: Dickson Bridger

Lumina Mortgage Company, Inc.

P. O. Box 600

Wilmington, NC 28402

FAX NUMBER: 910-343-0181

Attn: Legal Documentation Department

First Collateral Services, Inc.

1855 Gateway Boulevard, Suite 800

Concord, CA 94520

Required Documents:

1.	At time of funding, the required documents are defined in Exhibit I.

2.	At the time of funding, a Document Certification is required from an authorized officer. (Included in the Loan Request form.)

3.	Such other documents as may be requested from time to time by Lender.

4.	Electronic Tracking Agreement by and among Company, Lender and MERSCORP, Inc.

Dividends:

The Company shall not pay cash dividends or purchase or otherwise acquire outstanding shares of its own Capital Stock in excess of 100% of the net income of Company and its Subsidiaries after the date of the Agreement computed on a cumulative consolidated basis.

Additional Conditions:

1.	Loans showing MERS as beneficiary /mortgagee require evidence of registration in MERS® System showing Lender as Interim Funder within three days of funding. Failure to comply with this condition is an Event of Default.

2.	Execution and receipt of the attached letter regarding wet funding.

Lumina Mortgage Company, Inc.

November 1, 2004

If the above meets with your approval, please so indicate by executing and returning to Lender this Commitment Letter by November 22, 2004. If this Commitment Letter has not been executed and returned to Lender by this dale, the Commitment shall expire. The enclosed copy is for your files.

Very truly yours,

FIRST COLLATERAL SERVICES, INC.

By	/s/ William French
William French Vice President

AGREED TO AND ACCEPTED this

29th day of November, 2004.

Lumina Mortgage Company, Inc.,
a North Carolina corporation

By	/s/ Frederick Willetts, III
Frederick Willetts, III President

Lumina Mortgage Company, Inc.

November 1, 2004

COMPANY: LUMINA MORTGAGE COMPANY, INC.

PRICING SCHEDULE

Prevailing Interest Fee Rate:

Allocation 01:

LIBOR plus 2.25% per annum, fee payable monthly. LIBOR shall mean the 30-day U.S. Dollar London Interbank Offered Rate as reported daily by Telerate.

Allocation 02:

LIBOR plus 2.25% per annum, fee payable monthly. LIBOR shall mean the 30-day U.S. Dollar London Interbank Offered Rate as reported daily by Telerate.

Allocation 03:

LIBOR plus 2.25% per annum, fee payable monthly. LIBOR shall mean the 30-day U.S. Dollar London Interbank Offered Rate as reported daily by Telerate.

Required Fees:

Unused Credit Limit. A commitment fee equal to 1/4 of 1.00% per annum on the average unused Credit Limit if usage of the line falls below 50% of the Credit Limit on an average basis, calculated monthly. Said fee shall be payable monthly in arrears on the first business day of each month.

Processing Fee.

Allocation 01: A processing fee of $15.00 per loan funded, payable monthly in arrears on the first business day of each month.

Allocation 02: A processing fee of $15.00 per loan funded, payable monthly in arrears en the first business day of each month.

Allocation 03: A processing fee of $15.00 per loan funded, payable monthly in arrears on the first business day of each month.

Wire Transfer Fee. A fee will be charged for sending or receiving all wire transfers for funding of any loan originated by Company or an account of Company. The fee will be established by schedule published by Lender from time to time.

Draft Fee. A fee will be charged for receiving all drafts for funding of any loan originated by Company or an account of Company. The fee will be established by schedule published by Lender from time to time.

Additional Fees. Such others fees, including but not limited to messenger and overnight courier fees, charged or incurred by Lender in the process of funding any loan of Company and the delivery of any Mortgage Loan held as Collateral.

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT I

ALL LOANS REQUIRE THE FOLLOWING DOCUMENTS:

•	Loan Request (Exhibit I to Master Mortgage Loan Warehousing and Security Agreement)

•	Original Mortgagor’s note endorsed in blank and riders and/or Power of Attorney when applicable

•	Certified copy of Deed of Trust or Mortgage

•	Original executed Assignment of Deed of Trust in favor of First Collateral Services and any intervening assignments (as applicable), or, if using MERS, Lender must be given interim interest

•	Completed lenders instructions to closing or HUD 1 (not required for Title I loans)

•	Certificate of completion (442) or certificate of occupancy, when applicable (not required for Title I or VA loans)

•	Funding check, wire instructions, or cashier’s check instructions, as applicable

•	Insured closing protection letter (for loans not closed by a title company)

IN ADDITION, THE FOLLOWING LOAN PRODUCTS ALSO REQUIRE:

CONFORMING LOANS

Appraisal (minimum of first 2 pages)

Take-Out Purchase Commitment or rate lock

NON-CONFORMING LOANS

Appraisal (minimum of first 2 pages)

Qualified Take-Out Purchaser pre-approval

Underwriting Transmittal Summary - 1077/1008 or equivalent

Loan application (signed by both borrower and interviewer)

Credit report

JUMBO LOANS (OVER $650,000)

Loan application (must be typed and signed by both borrower and interviewer)

Credit report

Appraisal with ALL addendums and pictures

Estimated HUD-1

Underwriting Transmittal Summary - 1077/1008 or equivalent

Qualified Take-Out Purchaser pre-approval

Take-Out Purchase Commitment and rate lock

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT I

- Continued -

VA LOANS

Certificate of Reasonable Value (VA 26-1843)

Completed lenders instructions to closing or HUD 1

Loan Analysis (VA form 26-6393)

Take-Out Purchase Commitment or rate lock

FHA LOANS

Underwriter/Mortgagee Certification (HUD form 54113)

Appraisal

Mortgage Credit Analysis Worksheet (HUD form 92900-WS)

Take-Out Purchase Commitment and rate lock

TITLE I

Credit Application (HUD form 56001)

Itemized cost breakdown

Take-Out Purchase Commitment and rate lock

REPURCHASES

Copy of the payment history if the loan is over 60 days old

Copy of the recorded Deed of Trust

Modification agreement (if applicable)

Copy of title policy and all endorsements

Copy of hazard insurance

Copy of HUD1

Copy of appraisal and recertification of value (if applicable)

Assumption agreement on any assumed loan

Copy of purchase contract

Repurchase explanation letter

First Collateral Services, Inc.

1855 Gateway Blvd., Suite 800

Concord, California 94520-8441

Telephone (925) 949-4900

Fax (925) 949-5000

www.firstcollateral.com

November 1, 2004

Frederick Willetts, III

President

Lumina Mortgage Company, Inc.

219 Racine Drive, Suite A

Wilmington, NC 28403

Dear Mr. Willetts:

To accommodate Lumina Mortgage Company, Inc.’s (“Company”) request to fund loans without receipt of the required collateral documentation currently described in Exhibit I of the Commitment Letter dated November 1, 2004 (“Wet Fundings”), First Collateral Services, Inc. (“Lender”), agrees to fund up to $10,000,000 of Wet Fundings provided the requirements of attached Exhibit A are met. The aggregate of Wet Fundings hereunder, plus amounts, if any, outstanding under the Additional Credit Facilities, shall not exceed the Credit Limit at any time. All Wet Fundings must be registered on MERS and the Loan Request – Wet Funding (attached Exhibit A.1) must include a valid MERS Identification Number (“MIN”) at the time of funding.

The Company will have the option of either pre-endorsing the note in blank prior to closing, or providing Lender with a power of attorney allowing Lender to do so. The instructions to escrow must indicate that the funds sent to escrow by Lender are to be returned to Lender in the event the loan does not close. Lender may call the closing agent to confirm the close. Escrow instructions will be followed on all non-conforming loans. The original bank package is to be delivered to Lender within three (3) business days of funding.

If the above meets with your approval, please so indicate by executing and returning to Lender this letter by November 22, 2004. If this letter has not been executed and returned to Lender by this date, the offer shall expire. The enclosed copy is for your files.

Very truly yours,

First Collateral Services, Inc. a Delaware corporation

By	/s/ William French
William French
Vice President

Lumina Mortgage Company, Inc.

November 1, 2004

AGREED TO AND ACCEPTED this

29th day of November, 2004

Lumina Mortgage Company, Inc.
A corporation organized under the laws of North Carolina

By:	/s/ Frederick Willetts, III
Frederick Willetts, III
President

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT A

ALL LOANS REQUIRE THE FOLLOWING PRIOR TO FUNDING:

Loan Request – Wet Funding (Exhibit A.1 to this letter),). Such required information may be modified by

Lender at its discretion.

Insured closing protection letter (for loans not closed by a title company)

Funding check, wire instructions, or cashier’s check instructions, as applicable

WITHIN 3 DAYS OF FUNDING, ALL LOANS REQUIRE THE FOLLOWING*:

•	Original Mortgagor’s note endorsed in blank and riders and/or Power of Attorney when applicable

•	Loan Request

•	Certified copy of Deed of Trust or Mortgage

•	Original executed Assignment of Deed of Trust in favor of First Collateral Services and any intervening assignments (as applicable), or, if using MERS, Lender must be given interim interest

•	Completed lenders instructions to closing or HUD 1 (not required for Title I loans)

•	Certificate of completion (442) or certificate of occupancy, when applicable (not required for Title I or VA loans)

IN ADDITION, THE FOLLOWING LOAN PRODUCTS ALSO REQUIRE:

CONFORMING LOANS

Appraisal (minimum of first 2 pages)

Take-Out Purchase Commitment or rate lock

NON-CONFORMING LOANS

Appraisal (minimum of first 2 pages)

Qualified Take-Out Purchaser pre-approval

Underwriting Transmittal Summary - 1077/1008 or equivalent

Loan application (signed by both borrower and interviewer)

Credit report

JUMBO LOANS (OVER $650,000)

Loan application (must be typed and signed by both borrower and interviewer)

Credit report

Appraisal with ALL addendums and pictures

Estimated HUD-1

Underwriting Transmittal Summary - 1077/1008 or equivalent

Qualified Take-Out Purchaser pre-approval

Take-Out Purchase Commitment and rate lock

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT I

- Continued -

VA LOANS

Certificate of Reasonable Value (VA 26-1843)

Completed lenders instructions to closing or HUD 1

Loan Analysis (VA form 26-6393)

Take-Out Purchase Commitment or rate lock

FHA LOANS

Underwriter/Mortgagee Certification (HUD form 54113)

Appraisal

Mortgage Credit Analysis Worksheet (HUD form 92900-WS)

Take-Out Purchase Commitment and rate lock

TITLE I

Credit Application (HUD form 56001)

Itemized cost breakdown

Take-Out Purchase Commitment and rate lock

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT A.1

LOAN REQUEST – WET FUNDING

Customer Name

FCSI Account Number	☐☐☐☐	Allocation	☐☐

MORTGAGE INFO

MORTGAGOR NAME	(FIRST & LAST)	(SOCIAL SECURITY)
☐☐☐ – ☐☐ – ☐☐☐☐
CO MORTGAGOR NAME	(FIRST & LAST)	(SOCIAL SECURITY)
☐☐☐ – ☐☐ – ☐☐☐☐

MIN (MERS IDENTIFICATION NUMBER)	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

NOTE AMOUNT $	CUSTOMER MORTGAGE ID#

NOTE DATE	LOAN PURPOSE ☐ PURCHASE	☐ REFI ☐ CONSOLIDATION/MODIFICATION

LIEN POSITION	LTV (1ST) %	CLTV (2NDS) %

STREET ADDRESS		CITY

STATE ☐☐	ZIP CODE ☐☐☐☐☐ – ☐☐☐☐

NOTE RATE ☐☐ ☐☐ %	RATE TYPE ☐ ARM ☐ FIXED	NOTE TERM (IN MONTHS) ☐☐☐

CREDIT QUALITY ☐ A ☐ B ☐ C	OWNER OCCUPIED ☐ YES ☐ No	FICO ☐☐☐

PROPERTY TYPE ☐ 1-4 FAMILY	☐ OTHER

APPRAISED AMOUNT $	SALES PRICE $	APPRAISAL DATE ☐☐☐☐☐☐

203K ☐	Amount on line 14 of worksheet $ _____________________	HELOC ☐	INITIAL ADVANCE $

COMMITMENT/PRE-APPROVED INFO

INVESTOR	FCSI INVESTOR CODE

EXPIRES	COMMITMENT PRICE AS % OF PAR	☐☐☐ ☐☐ %

FUNDING INFO

ADVANCED AMT. REQUIRED $	REQUESTED FUNDING DATE	CLOSING PROTECTION LETTER ☐ YES

FUNDING METHOD ☐WIRE[1] ☐DRAFT[2]	☐ DIRECT DISBURSEMENT[2] ☐ CASHIER’S CHECK[1]
1INSTRUCTIONS ATTACHED [2] COPIES ATTACHED

WIRE/DRAFT AMOUNT $	DRAFT NUMBER

NOTE: LIST DIRECT DISBURSEMENT DRAFTS ON PAGE 2

We represent and warrant to First Collateral Services, Inc., as Agent, and First Collateral Services, Inc. and Colonial Bank, as Lender, as of this date and the date of funding the representations and warranties in the Loan Documents are true in all material respect, that no Event of Default or Potential Default shall have occurred, that the aggregate amount outstanding shall not exceed the Credit Limit or any applicable Sublimit stated in the Loan Documents, that the loan is an Eligible Mortgage Loan and that we hold in our files all required disclosure statements, verification of employment and settlement instructions (HUD I). Failure to deliver the original promissory note and other required documents to FCSI and/or failure to register the mortgage loan in the MERS system within three (3) business days from the date of funding will result in the mortgage loan becoming ineligible collateral.

Lumina Mortgage Company, Inc.

November 1, 2004

EXHIBIT A.1 - Continued

LOAN REQUEST – WET FUNDING

Customer Name

MORTGAGOR NAME	(FIRST & LAST)

FUNDING INFO (CONT’D)

LIST DIRECT DISBURSEMENT DRAFTS:

CHECK NO.	PAYEE	AMOUNT $